Exhibit 99.1

Genprex Strengthens Leadership Team with the Appointment of Two Accomplished Life Science Executives

Seasoned industry professionals underpinned by newly strengthened balance sheet to drive key clinical programs

AUSTIN, Texas & CAMBRIDGE, Mass.— (March 23, 2020) — Genprex, Inc. (“Genprex” or the “Company”) (Nasdaq: GNPX), a clinical-stage gene therapy company developing potentially life-changing technologies for patients with cancer and diabetes, today announced the appointment of Catherine M. Vaczy as Executive Vice President and Chief Strategy Officer and Michael T. Redman as Executive Vice President and Chief Operating Officer. These appointments follow on the heels of the Company’s Fast Track Designation for its lead drug candidate, its newly licensed gene therapy for diabetes and capital raise of over $26 million that will support funding its clinical programs. Both executives will play pivotal roles as the Company advances toward the start of new clinical trials later this year and pursues partnerships for the development of its gene therapies.

“We are delighted to welcome Catherine and Michael to our executive leadership team. They join us at an exciting time as we advance our lead drug candidate into key clinical programs in non-small cell lung cancer and pursue partnership opportunities for our oncology platform and newly licensed gene therapy technology for diabetes,” said Rodney Varner, Chief Executive Officer of Genprex. “Catherine and Michael each have significant biotechnology company experience that enhances our capabilities and will be instrumental in advancing our programs. Their combined expertise in business development, corporate strategy, manufacturing, clinical trial strategy and operations and regulatory affairs will be of great value as we build Genprex into a leading gene therapy company bringing new treatment options to patients in need. We are fortunate to have raised over $26 million just prior to the current turmoil in the markets, significantly strengthening our balance sheet and well positioning us financially as we execute on our strategic plan.”

Ms. Vaczy has more than 20 years of experience as a founder and senior executive of life science companies, serving as a strategic partner and business and legal advisor to senior leadership teams and boards. Most recently, Ms. Vaczy has provided strategic advisory services to early stage biotechnology companies. In 2005, Ms. Vaczy co-founded and served for ten years on the senior leadership team of NeoStem, Inc. (now Caladrius Biosciences), a Nasdaq-listed clinical stage biotechnology company that combined a leading cell and gene therapy process development and manufacturing organization (sold to Hitachi Chemical) with a development pipeline of cell therapy products. Prior to that, she was an early employee and served on the senior leadership team of Nasdaq-listed ImClone Systems Incorporated (sold to Eli Lily and Company), a pioneer in targeted cancer therapy, where she was instrumental in forging important strategic alliances, including a transformative $1 billion co-development deal for the Company’s blockbuster drug, Erbitux. Earlier in her career, Ms. Vaczy was a practicing attorney in a nationally recognized law firm representing early stage life science and other technology companies. Ms. Vaczy received a BA degree from Boston College and a JD degree from St. John’s University School of Law.

Mr. Redman brings more than 30 years of experience in the life sciences industry to Genprex. He has held a variety of key executive roles at clinical-stage companies, where he focused on strategic business development and U.S. and worldwide manufacturing and clinical operations. He has been instrumental in the consummation of multiple strategic transactions in the biotechnology and pharmaceutical industries. From 2007-2019, Mr. Redman served as President, Chief Executive Officer and Director of Oncolix, Inc., a publicly traded clinical-stage biopharmaceutical company focused on developing therapies for women’s and children’s cancers. During his tenure at Oncolix, he advanced the company’s lead drug into human clinical trials, completed the in-licensing of a promising radiopharmaceutical drug for the treatment of bone-related cancers, and took the company public. Prior to that, he was the CEO of Bone Medical, Inc., an Australian-based clinical stage company developing oral peptide products for the treatment of osteoporosis. In 2001, he co-founded Opexa Pharmaceuticals, a company developing immunotherapies for a variety of diseases, and served as its President and CEO until 2005. Mr. Redman also held key management positions with Zonagen (now Repros Therapeutics, which is a part of Allergan), Aronex Pharmaceuticals, Biovail Corporation and American Home Products (acquired by Pfizer). Mr. Redman earned a BA in Biology from the University of Missouri and an MBA from the University of Phoenix.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company developing potentially life-changing technologies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new treatment options for large patient populations with serious diseases who currently have limited treatment options. Genprex works with world-class institutions and collaborators to in-license and develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches for patients with cancer and other serious diseases. The Company’s lead product candidate, Oncoprex™, is being evaluated as a treatment for non-small cell lung cancer (NSCLC). Oncoprex has a multimodal mechanism of action that has been shown to interrupt cell signaling pathways that cause replication and proliferation of cancer cells; re-establish pathways for apoptosis, or programmed cell death, in cancer cells; and modulate the immune response against cancer cells. Oncoprex has also been shown to block mechanisms that create drug resistance. In January 2020, the U.S. Food and Drug Administration granted Fast Track Designation for Oncoprex immunogene therapy for NSCLC in combination therapy with osimertinib (AstraZeneca’s Tagrisso®). For more information, please visit the Company’s web site at www.genprex.com or follow Genprex on Twitter, Facebook and LinkedIn.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effect of Genprex’s product candidates, alone and in combination with other therapies , on cancer and diabetes, regarding potential, current and planned clinical trials, regarding our possible strategic partnerships and regarding our financial resources. Risks that contribute to the uncertain nature of the forward-looking statements include the presence and level of the effect of our product candidates, alone and in combination with other therapies, on cancer and diabetes; the timing and success of our clinical trials and planned clinical trials of Oncoprex™, alone and in combination with targeted therapies and/or immunotherapies, and whether other potential product candidates, including our gene therapy in diabetes advance into clinical trials; our ability to enter into strategic partnerships and the success of those partnerships; the timing and success of obtaining FDA approval of Oncoprex™ and other potential product candidates; and the extent and duration of the current and future economic challenges we may face. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in our filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Genprex, Inc.

(877) 774-GNPX (4679)

Investor Relations

GNPX Investor Relations

(877) 774-GNPX (4679) ext. #2

investors@genprex.com

Media Contact

Genprex Media Relations

Kalyn Dabbs

(877) 774-GNPX (4679) ext. #3

media@genprex.com

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